                                                                  Exhibit 23.01

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-8 of our reports relating to the respective financial statements which appear in such Prospectus.



        Financial Statements                            Date
        --------------------                            ----
        USA Floral Products, Inc.                       July 30, 1997
        The Roy Houff Company                           June 25, 1997
        CFX, Inc.                                       June 20, 1997
        Bay State Florist Supply, Inc.                  June 27, 1997
        Flowtrad Corporation, N.V. d/b/a
         Flower Trading Corporation                     August 1, 1997
        United Wholesale Florists, Inc. and
         United Wholesale Florists of
         America, Inc.                                  July 15, 1997
        American Florist Supply, Inc.                   July 11, 1997
        Monterey Bay Bouquet, Inc.
         and Bay Area Bouquet, Inc.                     June 20, 1997
        Alpine Gem Flower Shippers, Inc.                June 20, 1997

We also consent to the reference to us under the heading "Experts".


/s/ PRICE WATERHOUSE LLP
November 7, 1997